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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
           Date of Report        October 19, 2001
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                        HAMPTON ROADS BANKSHARES, INC.
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            (Exact name of registrant as specified in its charter)


         Virginia                  N/A                  54-1408074
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  (State of incorporation)  (Commission File No.)  (IRS Employer I.D. No.)


   201 Volvo Parkway, Chesapeake, Virginia                    23320
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   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code       (757) 436-1000
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 4 - Changes in Registrant's Certifying Accountant

(a)  Previous Independent Accountants

     On October 12, 2001, our former Certified Public Accounting firm, PricewaterhouseCoopers LLP, resigned in conjunction with the announcement that they had sold their local Virginia Beach office to KPMG LLP.

     The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for each of the past two fiscal years in the period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through October 12, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(b)  New Independent Accountants

     The Company engaged KPMG LLP as its new independent accountants as of October 18, 2001. The individual accountants who had performed the Bank's audit in the past, had been offered positions with the local KPMG LLP office and the Bank's audit engagement had been transferred to the local KPMG LLP office. Since the audit professionals would remain in place, the Bank decided to allow the transfer of its audit engagement to take place without pursuing the services of a new Certified Public Accounting firm.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired  -  None

(b)  Pro Forma Financial Information  -  None

(c)  Exhibit  -  16.1 Letter regarding change in Certifying Accountant.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HAMPTON ROADS BANKSHARES, INC.
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                                        (Registrant)


Date: October 19, 2001              /s/ Cynthia A. Sabol
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                              Cynthia A. Sabol
                              Senior Vice President and Chief Financial Officer